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                     ADRIENNE VITTADINI ENTERPRISES, INC.
                              575 Seventh Avenue
                           New York, New York 10018


                                           March 28, 1998


Mr. Zachary Solomon
375 West End Avenue
Apartment 2A
New York, NY 10024

Dear Mr. Solomon:

      This letter confirms our mutual agreement as to your employment by Adrienne Vittadini Enterprises, Inc. (the "Company") in the position of President and Chief Executive Officer commencing as of your acceptance of this letter and terminating on December 31, 1999.

      As President and Chief Executive Officer, you shall have the duties, responsibilities and authorities normally associated with that office and agree that you will devote all of your business time and efforts in the performance of the duties associated with this position. Your services shall be rendered primarily at the Company's principal Manhattan premises, and your office shall be located there. You shall not be required to perform duties other than of a senior executive nature, commensurate with your title. Your duties will not require that your principal residence be outside of the New York City metropolitan area.

      During the term of your employment as hereinafter set forth, you shall receive a salary in the amount of Five Hundred Thousand ($500,000) Dollars per annum. You shall also be entitled to receive a bonus for services performed by you during the term of your employment. The terms and conditions of such bonus are as follows:

            for the year 1998, a bonus, if any, shall be at the sole discretion of the Company;

            for the year 1999, a bonus, if any, shall be at the sole discretion of the Company; however, in the event that the earnings before interest and taxes ("EBITDA") of the Company is equal to or greater than a "break even" then you will be entitled to a bonus equal to twenty-five (25%) percent of your annual salary, or One Hundred Twenty-Five Thousand ($125,000) Dollars.

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      EBITDA of the Company shall be determined by the independent accounting firm regularly engaged by Marisa Christina, Inc. ("MRSA") to audit MRSA, in accordance with generally accepted accounting principles, except that in making such determination the following shall be excluded:

                  (i) any bonus paid or payable to you;

                  (ii) any gain or loss on the sale of assets (other than inventory in the ordinary course of business);

                  (iii) any inter-company payments made by the Company in the nature of management or royalty fees, or in the nature of overhead allocation;

                  (iv) any charges to earnings resulting from the purchase of another business by the Company subsequent to the date hereof;

                  (v) any payments to the prior owners of the Company in the nature of contingent purchase price payments; and

                  (vi) depreciation and amortization of good will relating to the acquisition of certain assets from Adrienne Vittadini, Inc. (any other depreciation and/or amortization shall be included).

Bonus payments shall be made as promptly as practical, but in any event by the date on which bonus payments are made to other executives of the Company.

      During your term of employment, MRSA shall nominate, or cause its Board of Directors to nominate, you for election to the Board of Directors of MRSA, and, if elected, you agree to serve as a director of MRSA without additional consideration. You shall be entitled to the benefits of any and all indemnification provisions afforded to other members of the Board of Directors of MRSA, whether by insurance, contract or otherwise.

      As additional consideration, you shall be entitled to receive stock options to purchase One Hundred Thousand Shares (100,000) of MRSA at Five Dollars ($5.00) per share (the "Options"). The Options shall begin to vest on the day of commencement of your employment with the Company, and for purposes of the vesting of the Options, you shall be deemed to have completed a year's service on every December 31st of each year thereafter


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during which you are employed by the Company. The Options shall be subject to
MRSA's Incentive Stock Option Agreement, a copy of which is annexed hereto.

      During the term of your employment, you shall be entitled to receive all benefits offered by the Company in the nature of health, disability and travel insurance. Such benefits offered to you shall be commensurate with such benefits traditionally offered to an executive in your position. You shall be entitled to reimbursement of all reasonable business travel, entertainment and similar expenses incurred during your employment.

      This agreement can be terminated by the Company at any time for Cause and in such event you shall not be entitled to any further benefits under this agreement other than what has already been paid and granted you as provided herein. "Cause" shall be defined as:

            (a) an action or failure to act by you constituting willful malfeasance or nonfeasance which has a material adverse effect on the Company; or

            (b) your being convicted of, or pleading nolo contendere to, a felony.

      Prior to the Company's termination of your employment for Cause, it shall:

            (a) provide you with written notice, specifying in reasonable detail the act(s) or failure(s) to act complained of; and

            (b) afford you the opportunity (together with counsel, if you so desire) to meet personally with the Board of Directors of MRSA to discuss same.

      In the event that this agreement is terminated by the Company other than for Cause hereunder (as opposed to the agreement expiring on its own terms on December 31, 1999, in which event there shall be no severance), you shall be entitled to the following severance:

            (a) if terminated before December 31, 1998, you shall be entitled to the remainder of your full salary through December 31, 1999; and

            (b) if terminated subsequent to December 31, 1998, you shall be entitled to Five Hundred Thousand ($500,000) Dollars (one year's salary).


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      In the event that the Company notifies you, in writing, on or before
October 1, 1999 that it does not intend to renew this agreement, your employment with the Company shall cease on December 31, 1999, and you shall not be entitled to any further salary as of December 31, 1999.

      In the event of your termination other than for Cause, the Company will, at your option upon written notice, pay you the aggregate of all such amounts in a lump sum. In addition, in such event, the Company shall immediately pay to you any previously unpaid salary, bonus or other compensation, and shall reimburse you for any un-reimbursed expenses. You shall not be required to seek or accept other employment or otherwise mitigate the Company's damages in order to be entitled the severance specified herein.

      Any dispute arising out of or relating to this agreement shall be resolved by arbitration before the American Arbitration Association in the City of New York before a panel of three arbitrators. The arbitrators shall award reasonable attorneys' fees to the prevailing party.

      This contract calls for the provision of personal services by you and the Company may not assign this contract or any of its obligations hereunder, in whole or in any part, by operation of law or otherwise, to any person or entity without your prior express written consent; and any change in control of the Company shall constitute such an assignment.

      Any amendments or changes to this contract must be in writing, signed by all parties, to be effective.

      This contract shall be governed by, and interpreted in accordance within the internal laws of the State of New York applicable to contracts to be wholly performed within such State, without reference to conflict of laws provisions.

      By its signature below, MRSA is guaranteeing all obligations of the Company under this Agreement; such guaranty is a guaranty of performance and not of payment, and you may proceed directly against MRSA without having to make any claim against the Company; the parties confirm that such guaranty is a material inducement to you to enter into this contract, and may not be revoked or modified by MRSA.

      If this letter correctly reflects our agreement, please sign this letter and return it to me.

                                    Very truly yours,

                                    ADRIENNE VITTADINI ENTERPRISES, INC.


                                    By:_________________________________
                                          Adrienne Vittadini
                                          Chairman of the Board


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ACCEPTED AND AGREED TO:

___________________________
      Zachary Solomon


AGREEMENT GUARANTEED BY
MARISA CHRISTINA, INC.

By:________________________


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